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                                                                   Exhibit 10.32

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            CRISA INDUSTRIAL, L.L.C.

         This Limited Liability Company Agreement (the "AGREEMENT") of Crisa Industrial, L.L.C. (the "COMPANY") is entered into as of August 29, 1997, by and between Crisa Corporation, a Texas corporation ("CRISA"), and LGA4 Corp., a Delaware corporation ("LGA4"), as initial members of the Company (the "ORIGINAL MEMBERS"), Vitro, S.A., a sociedad anonima organized under the laws of the United Mexican States ("VITRO"), Libbey Inc., a Delaware corporation ("LIBBEY"), the Company, and the Persons who become Members of the Company in accordance with the provisions hereof.

     Whereas, the Original Members have formed a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended from time to time (the "DELAWARE ACT"), by filing a Certificate of Formation with the office of the Secretary of State of the State of Delaware on August 21, 1997, and entering into this Agreement with Vitro, Libbey, and the Company.

         Now, therefore, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I
                                    ---------

                                  Defined Terms
                                  -------------

         Section 1.1 DEFINITIONS. Unless the context otherwise requires, the terms defined in this ARTICLE I shall, for the purposes of this Agreement, have the meanings herein specified.

         "AFFILIATE" shall have the meaning given to it in SECTION 15.14. "Affiliates" is the plural of "Affiliate."

         "BOOK VALUE" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                  (i) the initial Book Value of any asset contributed (or deemed contributed) to the Company shall be such asset's gross fair market value at the time of such contribution;

                  (ii) the Book Value of all Company assets shall be adjusted to equal their respective gross fair market values at the times specified in Treasury Regulations under Section 704(b) of the Code if the Company so elects; and

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                  (iii) if the Book Value of an asset has been determined
         pursuant to clause (i) or (ii), such Book Value shall thereafter be adjusted in the same manner as would the asset's adjusted basis for federal income tax purposes.

         "CAPITAL ACCOUNT" means, with respect to any Member, the account maintained for such Member in accordance with the provisions of SECTION 4.3.

         "CAPITAL CONTRIBUTION" is any contribution to the capital of the Company when and as such contribution is actually made to the Company by a Member in accordance with the provisions of SECTION 4.1 or SECTION 4.2.

         "CERTIFICATE" means the Certificate of Formation and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement. A reference to a specific section (Section symbol) of the Code refers not only to such specific section, but also to any corresponding provision of any federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

         "CRISA ASSETS" shall have the meaning assigned to it in the Master Investment Agreement.

         "CRISA ASSUMED LIABILITIES" shall have the meaning assigned to it in the Master Investment Agreement.

         "CRISA CONTRIBUTION" means the fifty-one percent (51%) interest in the Crisa Assets and the Crisa Assumed Liabilities owned by Crisa.

         "FISCAL YEAR" means (i) the period commencing upon the formation of the Company and ending on December 31, 1997, and (ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31.

         "INTEREST" means the entire limited liability company interest of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement together with the obligations of such Member to comply with all of the terms and provisions of this Agreement.

         "LGA4 CONTRIBUTION" means the forty-nine percent (49%) interest in the Crisa Assets and the Crisa Assumed Liabilities owned by LGA4.

         "MANAGER" means any person chosen to be a manager pursuant to SECTION
6.1. "Managers" is the plural of "Manager."

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         "MASTER INVESTMENT AGREEMENT" means that certain Master Investment
Agreement, dated as of August 15, 1997, by and among Libbey, Libbey Glass Inc., LGA2 Corp., LGA3 Corp., LGA4, Vitro, VC Holding, Vitro Corporativo, S.A. de C.V., Vitrocrisa, Crisa, and WorldCrisa Corporation.

         "MEMBER" means any Person admitted to the Company as a member. "Members" is the plural of "Member."

         "NEWCO FINANCE" means Crisa Libbey, S.A. de C.V., a sociedad anonima with variable capital organized under the laws of the United Mexican States.

         "PERCENTAGE INTEREST" means the percentage interest of a Member, from time to time, in certain allocations of Profits, Losses, and other items of income, gain, loss, deduction, or credit. The initial Percentage Interest of each Original Member is as set forth in EXHIBIT A to this Agreement.

         "PERSON" shall have the meaning given to it in SECTION 15.14. "Persons" is the plural of "Person."

         "PROFITS" and "LOSSES" mean, for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (i) Income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant hereto shall be added to such taxable income or loss.

                  (ii) Any expenditures of the Company described in Code Section 705(a)(2)(B), or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits and Losses pursuant hereto shall be subtracted from such taxable income or loss.

                  (iii) If the Book Value of any Company asset is adjusted pursuant to the definition of Book Value contained herein, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses.

                  (iv) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value.

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         "TREASURY REGULATIONS" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "VC HOLDING" means Vitrocrisa Holding, S.A. de C.V., a sociedad anonima with variable capital organized under the laws of the United Mexican States.

         "VITROCRISA" means Vitrocrisa, S.A. de C.V., a sociedad anonima with variable capital organized under the laws of the United Mexican States.

         Section 1.2 HEADINGS. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

                                   ARTICLE II
                                   ----------

                                  Organization
                                  ------------

         Section 2.1 NAME. The name of the Company formed hereby is Crisa Industrial, L.L.C. The business of the Company may be conducted upon compliance with all applicable laws under any other name designated by the Managers.

         Section 2.2 TERM. The existence of the Company commenced on the date the Certificate was filed in the office of the Secretary of State of the State of Delaware and shall continue in perpetuity, unless dissolved in accordance with the provisions of this Agreement.

         Section 2.3 REGISTERED AGENT AND OFFICE. The Company's registered agent and office in Delaware shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19805. At any time and from time to time, the Managers may designate another registered agent and/or registered office.

         Section 2.4 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company shall be at Laredo, Texas. At any time and from time to time, the Managers may change the location of the Company's principal place of business.

         Section 2.5 CERTIFICATES. The Interest of each Member in the Company shall be evidenced by a certificate in such form as the parties to this Agreement shall agree from time to time. Notwithstanding the foregoing, each certificate shall bear the following legend:

         "The membership interests represented by this certificate are subject to and are transferable only in compliance with the Limited Liability Company Agreement of Crisa Industrial, L.L.C. by and among Libbey Inc., a corporation organized under the laws of the State of Delaware, LGA4 Corp., a corporation organized under the laws of the State of Delaware, Vitro, S.A., a sociedad anonima organized under the laws of the United Mexican States, Crisa Corporation, a corporation organized


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         under the laws of the State of Texas, and Crisa Industrial, L.L.C., a limited liability company organized under the laws of the State of Delaware, as the same may be amended from time to time, dated August 29, 1997. The membership interests represented hereby can be transferred only in accordance with the terms of said Limited Liability Company Agreement. Any purported transfer of title other than in the manner provided in the Limited Liability Company Agreement is void, without force and effect, and will not be recognized by Crisa Industrial, L.L.C."

                                   ARTICLE III
                                   -----------

                        Purpose and Powers of the Company
                        ---------------------------------

         Section 3.1 PURPOSE. The purpose of the Company is to engage in any business or activity in which a limited liability company may engage under the Delaware Act and to engage in such other activities as are lawful and approved by unanimous vote of the Members.

         Section 3.2 POWERS OF THE COMPANY. The Company, under the direction of the Managers and the officers, shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental, or convenient to or for the furtherance of the purpose set forth in SECTION 3.1.

                                   ARTICLE IV
                                   ----------

             Capital Contributions, Securities, and Capital Accounts
             -------------------------------------------------------

         Section 4.1 INITIAL CONTRIBUTIONS. Upon or prior to the execution of this Agreement, Crisa shall contribute, assign, and deliver the Crisa Contribution to the Company, and LGA4 shall contribute, assign, and deliver the LGA4 Contribution to the Company.

         Section 4.2 ADDITIONAL CAPITAL CONTRIBUTIONS. No Member shall be permitted to make any additional Capital Contributions to the Company in excess of those Capital Contributions described in SECTION 4.1, unless the Managers approve such additional Capital Contributions by Extraordinary Managers Action (as defined below).

         Section 4.3 MAINTENANCE OF CAPITAL ACCOUNTS. The Company shall establish and maintain Capital Accounts for each Member. Each Member's Capital Account shall be increased by (1) the amount of any money actually contributed by the Member to the capital of the Company, (2) the fair market value of any property contributed, as determined in good faith by the Company and the contributing Member at the time of contribution (net of liabilities assumed by the Company or subject to which the Company takes such property, within the meaning of Section 752 of the Code), and (3) the Member's share of Profits and of any separately allocated items of income or gain (including any gain and income from unrealized income with respect to accounts receivable allocated to the Member to reflect the difference between the book value and tax basis of assets contributed by the Member). Each Member's Capital Account shall be decreased by (1) the amount of any money actually distributed to the Member from the


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Company, (2) the fair market value of any property distributed to the Member, as determined in good faith by the Company and the contributing Member at the time of contribution (net of liabilities of the Company assumed by the Member or subject to which the Member takes such Property within the meaning of Section
752 of the Code), and (3) the Member's share of Losses and of any separately allocated items of deduction or loss (including any loss or deduction allocated to the Member to reflect the difference between the book value and tax basis of assets contributed by the Member).

         Section 4.4 DISTRIBUTION OF ASSETS. If the Company at any time distributes any of its assets in-kind to any Member, the Capital Account of each Member shall be adjusted to account for that Member's allocable share (as determined under ARTICLE VII) of the Profits or Losses that would have been realized by the Company had it sold the assets that were distributed at their respective fair market values immediately prior to their distribution.

         Section 4.5 SALE OR EXCHANGE OF INTEREST. In the event of a transfer of all of a Member's Interest in the Company pursuant to ARTICLE XI, the Capital Account of the transferring Member shall become the capital account of the transferee.

         Section 4.6 COMPLIANCE WITH SECTION 704(b) OF THE CODE. The provisions of this ARTICLE IV as they relate to the maintenance of Capital Accounts are intended, and shall be construed, and, if necessary, modified to cause the allocations of profits, losses, income, gain, and credit pursuant to ARTICLE VII to have substantial economic effect under the Treasury Regulations promulgated under Section 704(b) of the Code, in light of the distributions made pursuant to ARTICLES VII and X and the Capital Contributions made pursuant to this ARTICLE
IV. Notwithstanding anything herein to the contrary, this Agreement shall not be construed as creating a deficit restoration obligation or otherwise personally obligate any Member to make a Capital Contribution in excess of the initial contribution that is outlined in SECTION 4.1.

         Section 4.7 NO INTEREST ON CONTRIBUTIONS. No Member will be entitled to receive any interest on such Member's Capital Contributions to the Company.

         Section 4.8 NO WITHDRAWAL OF CONTRIBUTIONS. No Member will have the right to withdraw all or any part of such Member's Capital Contributions or to receive any return on all or any part of such Member's Capital Contributions, except as may otherwise be provided in this Agreement or approved by Extraordinary Managers Action (as defined below).

                                    ARTICLE V
                                    ---------

                                     Members
                                     -------

         Section 5.1 POWERS OF MEMBERS. The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the Delaware Act or the express terms of this Agreement. Notwithstanding anything in the foregoing to the contrary, any matter specified in SECTION 6.4 that is referred to the Members by the Managers shall require the


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affirmative vote of seventy-five percent (75%) of the Interests present or represented at the meeting in which such action is considered:

         Section 5.2 MEETINGS OF MEMBERS. A meeting of the Members will be held at least once a year and shall discuss any matter properly raised in accordance with the Delaware Act. Notice of such meetings must be in writing and must be delivered to each Member at least fifteen (15) days prior to such meeting, unless such notice is waived by the Member in writing. A representative for each Member must be present to transact business. However, if a representative for each Member is not present at a meeting in which a matter that is specified in
SECTION 6.4 that is referred to the Members by the Managers is to be considered, either Member shall have the right, but shall not be obligated, to declare the occurrence of a Deadlock Event under SECTION 13.1. Except as otherwise provided in this Agreement, resolutions of the Members shall be adopted by the affirmative vote of the majority of Interests present or represented at the meeting at which such resolution is considered. Notwithstanding the foregoing, resolutions may be adopted without a meeting by the unanimous written consent of all Members.

         Section 5.3 PARTITION. Each Member waives any and all rights that it may have to maintain an action for partition of the Company's property.

         Section 5.4 RESIGNATION. A Member may not resign or withdraw from the Company prior to the dissolution and winding up of the Company except upon a transfer of its Interest pursuant to the provisions of this Agreement. A resigning or withdrawing Member shall not be entitled to receive any distribution and shall not otherwise be entitled to receive the fair value of its Interest, except as otherwise expressly provided in this Agreement.

         Section 5.5 TELEPHONE MEETINGS. Notwithstanding anything in this Agreement to the contrary, any meeting of the Members required or permitted to be held by the Delaware Act or by this Agreement may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                                   ARTICLE VI
                                   ----------

                                   Management
                                   ----------

         Section 6.1 MANAGERS. The Company shall be managed by seven (7) Managers, who shall have the powers and authority granted to them by this Agreement. Crisa shall be entitled, in its sole and absolute discretion, to designate four (4) Managers (and their alternates) (hereinafter referred to singularly as a "CRISA MANAGER" and collectively as "CRISA MANAGERS"), provided that each such designee is also a member or alternate, as the case may be, of the Boards of Directors of Vitrocrisa, VC Holding, and Newco Finance. LGA4 shall be entitled, in its sole and absolute discretion, to designate three (3) Managers (and their alternates) (hereinafter referred to singularly as an "LGA4 MANAGER" and collectively as "LGA4 MANAGERS"), provided that each such designee is also a member or alternate, as the case may be, of the Boards of Directors of Vitrocrisa, VC Holding, and Newco Finance. The names of the original Managers and their alternates are reflected in EXHIBIT B to this Agreement.

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         Section 6.2 REMOVAL. Each Member, in its sole and absolute discretion, may remove and, in conjunction therewith, shall replace any or all of the Managers and alternates it has designated. Notwithstanding the foregoing, each Member hereby agrees to consult with the other Member in connection with the designation, removal, and replacement of any Manager and alternate and to consider reasonable objections of any Member to the designation, removal, and replacement of any Manager and alternate; provided, however, such consultation shall not affect the sole and absolute discretion of each Member to designate, remove, or replace the Managers and alternates it has designated. Any alternate may substitute for any Manager designated by such Member at any meeting of the Managers. No Manager or alternate shall be removed or replaced other than by the Member that designated such Manager or alternate.

         Section 6.3 POWER AND AUTHORITY OF THE MANAGERS. Except for those matters requiring approval of the Members under this Agreement, the Managers shall have all power and authority to operate the Company. Notwithstanding the foregoing, each Member shall cause its Managers to delegate their rights and powers to manage the day-to-day operations of the Company, other than those rights and powers specifically granted to the Managers in other sections of this Agreement (including, but not limited to, SECTION 6.4), to officers elected in accordance with the provisions of SECTION 6.8.

         Section 6.4 EXTRAORDINARY MANAGERS ACTIONS. Notwithstanding anything contained herein to the contrary, the following actions shall not be taken unless (a) approved by a majority of the Managers, and (ii) such approving majority shall have consisted of at least one Crisa Manager and at least one LGA4 Manager (hereinafter singularly referred to as an "EXTRAORDINARY MANAGERS ACTION" and collectively referred to as "EXTRAORDINARY MANAGERS ACTIONS"). Such Extraordinary Managers Actions are as follows:

                  (a) Any allocation of Profits, Losses, deductions, or credits from the Company to any Member's Capital Account in accordance with ARTICLE VII;

                  (b) A distribution or withdrawal of money by a Member from such Member's Capital Account;

                  (c) Any loan or series of loans for the Company that are made following the date of this Agreement in an amount in excess of US$1,500,000;

                  (d) The acquisition, sale, or transfer in any single transaction or series of related transactions of assets by the Company in excess of US$1,500,000;

                  (e) Transactions that would dilute any Member's Interest in the Company;

                  (f) The granting by the Company of guarantees in favor of third parties such that the aggregate amount of money guaranteed by the Company at any time exceeds US$1,500,000;

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                  (g)      The granting by the Company of loans in an aggregate
                           amount in excess of US$100,000 to third parties, including, without limitation, employee loans;

                  (h) The entering by the Company of agency, distribution, or commission agreements other than in the ordinary course of business;

                  (i) The approval by the Managers of annual operating budgets pursuant to ARTICLE XIV;

                  (j) Any expenditures in excess of 120% of the allotment for such expenditures as set forth in the annual operating budget for the Company as determined in accordance with ARTICLE XIV;

                  (k) The adoption of employee benefit plans and policies for the Company after the date of this Agreement, except for benefit plans and policies substantially similar to benefit plans and policies adopted by other members of the Vitro 100% Group (as defined in ARTICLE XI) applicable to all "workers" (known as trabajadores in Vitrocrisa) or all "salaried employees" (known as empleados in Vitrocrisa) or all "executives" (known as ejecutivos in Vitrocrisa) of the Company, provided further that such benefit plans and policies under this exception are subject to the majority approval of the Managers;

                  (l) Entering into any contract, agreement, or understanding, other than in the ordinary course of business, with a fair market value in excess of US$1,500,000;

                  (m) Formation of a partnership or joint venture between the Company and another business entity;

                  (n) The appointment, termination, and transfer of the Company's chief executive officer;

                  (o) The establishment of compensation or policies therefor for management, including, but not limited to, executive officers and key employees, except as provided by SECTION 6.4(k); and

                  (p) Entering into any contract or agreement with a Member or one or more of its Affiliates not in the ordinary course of business.

         Notwithstanding any provision of the foregoing to the contrary, to the extent a contract or other agreement has previously been approved by Extraordinary Managers Action, the subsequent expenditure pursuant to such contract or other agreement need not be approved by Extraordinary Managers Action.

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         Section 6.5 MEETINGS. The Managers shall meet at least twice annually, the first meeting being within thirty (30) days after year-end financial statements have been delivered to all Managers, but in no event more than four
(4) months after the end of each fiscal year, or more frequently at the request of any Member or any Manager. Notice of each meeting of the Managers shall be delivered to all Managers at least fifteen (15) days in advance of the date of such meeting. At least four (4) Managers or their alternates must be present to transact business. Each meeting of the Managers shall take place at 10:00 a.m. on the fifteenth (15th) day after written notice has been delivered to all Managers, or at a time and place mutually agreed upon by the Managers. If Managers sufficient to transact business are not present at the meeting, the date of the meeting shall be postponed for one (1) day, and if Managers sufficient to transact business are not present at that meeting, the date of the meeting shall be postponed for an additional day. If Managers sufficient to transact business are not present at that meeting, either Member shall have the right, but shall not be obligated, to declare the occurrence of a Deadlock Event under SECTION 13.1.

         Section 6.6 WAIVER OF NOTICE; VOTING. The Managers can waive the requirement of the written notice, and same will not be required, when all of the Managers are present at the meeting. Except as otherwise provided herein, all decisions of the Managers shall require the approval of a majority of the Managers. All decisions of the Managers on any matters requiring their approval, consent, or action may be made by the Managers in each of their sole and absolute discretion.

         Section 6.7 ACTION WITHOUT MEETING. Whenever the Managers are required or permitted to take any action pursuant to a meeting of the Managers, such action may be taken without a meeting upon a written consent setting forth the action so taken that is signed by each of the Managers.

         Section 6.8 OFFICERS. Each Member shall cause its Managers to delegate their rights and powers to manage the day-to-day operations of the Company, other than those rights and powers specifically granted to the Managers in this Agreement (including, but not limited to, those listed in SECTION 6.4), to officers of the Company; provided, however, that (a) the appointment, termination, and transfer of the Company's chief executive officer shall be effective only upon approval by Extraordinary Managers Action and (b) the Crisa Managers shall have the sole power and authority to appoint all of the Company's other officers, who shall have such titles (including president, vice president, treasurer, and secretary) as the Crisa Managers deem necessary or appropriate.

         Section 6.9 TELEPHONE MEETINGS. Notwithstanding anything in this Agreement to the contrary, any meeting of the Managers required or permitted to be held by the Delaware Act or by this Agreement may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.



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                                   ARTICLE VII
                                   -----------

                          Allocations and Distributions
                          -----------------------------

         Section 7.1 GENERAL ALLOCATIONS OF PROFITS, LOSSES, DEDUCTIONS, AND CREDITS. After giving effect to all distributions of cash or property (other than cash or property to be distributed pursuant to ARTICLE X), Profits, Losses, deductions, and credits for any fiscal year shall be allocated among the Members in accordance with their Percentage Interests. Notwithstanding the preceding sentence, the Managers are authorized to make any allocations required by
Section 1.704-1 or 1.704-2 of the Treasury Regulations in order to ensure that the allocations of Profits, Losses, deductions, and credits pursuant to this Agreement are respected for federal income tax purposes. It is intended that the allocations in this SECTION 7.1 effect an allocation for federal income tax purposes consistent with Code Section 704 and comply with any limitations or restrictions therein.

         Section 7.2 DISTRIBUTIONS. The Managers shall make distributions in accordance with the distribution policy attached to this Agreement as EXHIBIT C.

         Section 7.3 LIMITATIONS ON DISTRIBUTIONS. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its Interest in the Company if such distribution would violate Section 18-607 of the Delaware Act or other applicable law.

                                  ARTICLE VIII
                                  ------------

                         Books and Records; Tax Matters
                         ------------------------------

         Section 8.1  BOOKS, RECORDS AND FINANCIAL STATEMENTS.

         (a) At all times during the continuance of the Company, the Company shall maintain, at a location to be determined from time to time by the Managers, separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company's business in accordance with generally accepted accounting principles of the United States of America consistently applied ("U.S. GAAP"), and, to the extent inconsistent therewith, in accordance with this Agreement. Such books of account, together with a certified copy of this Agreement and of the Certificate, shall at all times be maintained, at a location to be determined from time to time by the Managers, and shall be open to inspection and examination at reasonable times by each Member and its duly authorized representative for any purpose reasonably related to such Member's Interest in the Company. The books of account and the records of the Company may be examined by and reported upon as of the end of each Fiscal Year by a firm of independent certified public accountants selected by the Managers.

         (b) The Managers shall prepare and maintain, or cause to be prepared and maintained, the books of account of the Company and within three (3) months after the close of each Fiscal


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Year, the Managers shall transmit to each Member a statement indicating such
Member's share of each item of Company income, gain, loss, deduction, or credit for such Fiscal Year for income tax purposes.

         Section 8.2 ACCOUNTING METHOD. For both financial and tax reporting purposes and for purposes of determining Profits and Losses, the books and records of the Company shall be kept in accordance with U.S. GAAP.

         Section 8.3 TAX MATTERS PARTNER. The Members shall designate one Member to be the "tax matters partner" of the Company pursuant to Section 6231(a)(7) of the Code. Any Member that is designated "tax matters partner" shall take such action as may be necessary to cause the other Member to become a "notice partner" within the meaning of Section 6223 of the Code. Any Member that is designated "tax matters partner" shall inform the other Member of all significant matters that may come to its attention in its capacity as "tax matters partner" by giving notice thereof on or before the fifth business day after becoming aware thereof and, within that time, shall forward to the other Member copies of all significant written communications it may receive in that capacity. Any Member that is designated "tax matters partner" may not take any action contemplated by Sections 6222 through 6232 of the Code without the consent of the other Member, but this sentence does not require the consent of the other Member to take any action left to the determination of an individual Member under Sections 6222 through 6232 of the Code. The "tax matters partner" shall provide the tax information necessary for the other Member to complete its tax returns to the other Member within 120 days of the end of each calendar year, or the termination of this Agreement.

         Section 8.4 TAXATION AS PARTNERSHIP. The Company shall be treated as a partnership for U.S. federal income tax purposes. No election shall be made by the Company or any Member for the Company to be classified as an association or a corporation under Section 7701 of the Code and the Treasury Regulations issued thereunder or otherwise to be excluded from the application of any of the provisions of Subchapter K, Chapter 1 of Subtitle A of the Code or from any similar provisions of any state tax laws. If the default classification rules under Section 7701 of the Treasury Regulations are ever amended so as to classify the Company as an association or corporation unless it elects otherwise, the Managers shall cause the Company to elect to be classified as a partnership pursuant to Section 7701 of the Treasury Regulations, as amended, for the taxable year in which such amendment to the Code or Treasury Regulations occurs.

                                   ARTICLE IX
                                   ----------

              Liability, Indemnification, and Corporate Opportunity
              -----------------------------------------------------

         Section 9.1 LIABILITY.

         (a) Except as otherwise provided by the Delaware Act, (a) the debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, shall be solely the debts, obligations, and liabilities of the Company, and (b) no Member shall be obligated for any such debt, obligation, or liability of the Company solely by reason of being a Member.

         (b) Except as otherwise expressly required by law, a Member, in its capacity as such, shall have no liability in excess of (i) the amount of its Capital Contributions, (ii) its share of any assets and undistributed profits of the Company, and (iii) the amount of any distributions wrongfully distributed to it.

         Section 9.2 INDEMNIFICATION OF THE MANAGERS AND OFFICERS. Each Manager and officer shall be indemnified by the Company against all liability for any claim, demand, loss, damage, liability, or expense (including, without limitation, amounts paid in settlement, reasonable costs of investigation, and reasonable legal expenses) resulting from any threatened, pending, or completed action, suit, or proceeding naming any of them as defendant by reason of acts or omissions made or omitted in good faith within the scope of their authority as set forth in this Agreement to the maximum extent permitted by law.

         Section 9.3 CORPORATE OPPORTUNITY. No person or entity of the Libbey 100% Group (as defined in ARTICLE XI) and no person or entity of the Vitro 100% Group (as defined in ARTICLE XI) has any duty to communicate or offer any Corporate Opportunity (as defined below) to the Company, and neither the Libbey 100% Group nor the Vitro 100% Group shall be liable to the Company or any Member for breach of any fiduciary duty or duty of loyalty to the Company by reason of the fact that it pursues or acquires a Corporate Opportunity for itself or directs a Corporate Opportunity to another person or entity. For purposes of this section, "CORPORATE OPPORTUNITY" means a business or other opportunity that the Company is or could reasonably be expected to become financially able to undertake, which relates to the Company's line of business and in which the Company has or would have an interest or a reasonable expectancy of interest. To the extent this SECTION 9.3 contradicts any term or provision in the Distribution Agreement, dated of even date, by and among Vitro, Vitrocrisa, Libbey, and Libbey Glass Inc., the Distribution Agreement, dated of even date, by and among Vitro, Crisa, Vitrocrisa, Libbey, and Libbey Glass Inc. (together, the "DISTRIBUTION AGREEMENTS"), or the Covenant Not to Compete, dated of even date, by and between Libbey and Vitro (the "COVENANT NOT TO COMPETE"), the terms and provisions of the Distribution Agreements or the Covenant Not to Compete shall control.

                                    ARTICLE X
                                    ---------

                    Dissolution, Liquidation, and Termination
                    -----------------------------------------

         Section 10.1 EVENTS CAUSING DISSOLUTION. The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events:

         (a) The resignation, expulsion, bankruptcy, or dissolution of a Member, or the occurrence of any other event under the Delaware Act that terminates the continued membership of a Member, unless the business of the Company is continued within ninety (90) days following the occurrence of any such event by the vote or written consent of the remaining Member;

         (b) The entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act; or

         (c) The written consent of all Members.

         Section 10.2 LIQUIDATION. Upon dissolution of the Company, the Members shall immediately select a liquidating trustee, who shall immediately commence to wind up the Company's affairs; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation; and provided, further, that if the dissolution of the Company results from the bankruptcy or dissolution of a Member, the liquidating trustee shall be a person approved by a majority of the Interests of the remaining Members.

         Section 10.3 TERMINATION. The Company shall terminate when all of the assets of the Company shall have been distributed in the manner provided for in this ARTICLE X and the Certificate shall have been canceled in the manner required by the Delaware Act.

         Section 10.4 RETURN OF CAPITAL CONTRIBUTIONS. Each Member shall look solely to the assets of the Company for the return of its Capital Contributions and shall have no recourse against any other Member for the return of its Capital Contributions.

                                   ARTICLE XI
                                   ----------

           Transfers, Withdrawals, and Admission of Additional Members
           -----------------------------------------------------------

         Section 11.1      TRANSFERS AND ENCUMBRANCE OF INTERESTS.

         (a) TRANSFERS. No Member shall transfer all or any portion of its Interest or its rights under this Agreement, or agree to do so, without the written consent of each of Libbey and Vitro. Notwithstanding the foregoing, no Member may transfer all or any portion of its Interest or its rights under this Agreement, or agree to do so, for a period of four (4) years from the date of this Agreement. After such four-year period, any Member may transfer all, but not less than all, of its Interest pursuant to the terms of SECTION 11.2. A Member may transfer or otherwise sell its Interest pursuant to this ARTICLE XI for any reason.

         (b) TRANSFEREES AS MEMBERS. The transferee of a Member's Interest in a transfer made in accordance with this ARTICLE XI must execute this Agreement and shall become a Member of the Company upon the transferee's execution of this Agreement and shall have the rights and powers of the transferring Member.

         (c) ENCUMBRANCE. Except as otherwise provided in this Agreement, no Member may encumber, mortgage, pledge, hypothecate, or place a lien or make any disposition similar thereto (collectively, an "ENCUMBRANCE") upon all or any portion of its Interest or its rights under this Agreement, or agree to do so, without the prior written consent of the other Member, which consent shall not be unreasonably withheld, but may be subject to such reasonable conditions as Libbey and Vitro may require.

         (d) VIOLATION. Any purported transfer or Encumbrance in violation of the terms of this Agreement shall be null and void and shall not be recognized by the Company.

         Section 11.2 MEMBERS FIRST OPTION TO PURCHASE INTEREST.

         (a) DEFINITIONS. In this SECTION 11.2, the following words shall bear the following meanings:

           "JOINT VENTURE INTEREST" in the case of LGA4, (a) shares of
                                    Vitrocrisa capital stock held, directly or indirectly, by LGA3, (b) shares of VC Holding capital stock held, directly or indirectly, by LGA3, (c) shares of Newco Finance capital stock held, directly or indirectly, by LGA3, and (d) membership interests in the Company owned, directly or indirectly, by LGA4; and in the case of Crisa, (a) shares of Vitrocrisa capital stock held, directly or indirectly, by Vitro, (b) shares of VC Holding capital stock held, directly or indirectly, by Vitro, (c) shares of Newco Finance capital stock held, directly or indirectly, by Vitro, and (d) membership interests in the Company owned, directly or indirectly, by Crisa;

           "PRESCRIBED PRICE"       the price for the Joint Venture
                                    Interest specified in the Transfer Notice;

           "PROPOSING TRANSFEROR"   a Member proposing to transfer
                                    or dispose of all of its Joint Venture
                                    Interest;

           "PURCHASER"              a Member willing to purchase all of the
                                    Joint Venture Interest comprised in, or
                                    offered for purchase pursuant to the serving of, a Transfer Notice;

           "TRANSFER NOTICE"        a written notice served by a Member;

           "100% GROUP"             in the case of Crisa, Crisa or any
                                    other person or entity that directly or
                                    indirectly controls, is controlled by, or is under common control with Crisa, but excluding the Company (the "VITRO 100%
                                    GROUP"), and in the case of LGA4, LGA4 or any other person or entity that directly or indirectly controls, is controlled by, or is under common control with LGA4 (the "LIBBEY 100% GROUP").

         (b) LIMITATION ON TRANSFERS. The right to transfer or dispose of Interests shall (save in respect of transfers made pursuant to SECTION 11.2(i)) be subject to the restrictions set forth in this SECTION 11.2. A Member may not transfer or dispose of its Interest unless it transfers or disposes of all of its Joint Venture Interest. Except as provided otherwise herein, no Member may transfer or dispose of its Joint Venture Interest (save in respect of transfers made pursuant to SECTION 11.2(i)) without the prior written consent of the other Member.

         (c) FIRST OPTION. Before transferring or disposing of its Interest, the Proposing Transferor shall serve a Transfer Notice on the other Member stipulating the Prescribed Price. Upon receipt of a Transfer Notice, the other Member shall have the right and first option for a period of thirty (30) days to purchase the Joint Venture Interest at the Prescribed Price.

         (d) TRANSFER ON EXERCISE OF OPTION. If the Proposing Transferor is given notice under SECTION 11.2(c) that the other Member has exercised its option to purchase all, but not less than all, of the Joint Venture Interest, the Proposing Transferor shall be bound, on payment of the Prescribed Price, to transfer the Joint Venture Interest to the Purchaser or its designees. The sale and purchase shall be completed at the office of the Company, or at such other place as the Proposing Transferor and the other Member shall agree, during normal business hours on the first business day after the expiration of ninety
(90) days after the expiration of the option period set forth in SECTION
11.2(c).

         (e) TRANSFER ON EXPIRATION OR TERMINATION OF OPTION. If the option granted by SECTION 11.2(c) is not exercised as to all of the Joint Venture Interest, then such option shall become void AB INITIO and the Proposing Transferor may sell all of the Joint Venture Interest to any third party free of the restrictions set forth in this ARTICLE XI, subject to the following restrictions: (i) the Joint Venture Interest may not be sold after the expiration of one hundred eighty (180) days after the expiration of the option period set forth in SECTION 11.2(c), (ii) the Joint Venture Interest must be sold in a bona fide sale at a price not being less that the Prescribed Price, and (iii) the third party transferee of the Joint Venture Interest must execute and deliver an undertaking under which such third party shall become a party hereto, to the Vitrocrisa, S.A. de C.V. Shareholders Agreement dated of even date (the "VITROCRISA SHAREHOLDERS AGREEMENT"), to the Vitrocrisa Holding, S.A. de C.V. Shareholders Agreement dated of even date (the "VC HOLDING SHAREHOLDERS AGREEMENT"), and to the Crisa Libbey, S.A. de C.V. Shareholders Agreement dated of even date (the "NEWCO FINANCE SHAREHOLDERS AGREEMENT," and collectively with this Agreement, the Vitrocrisa Shareholders Agreement, and the VC Holding Shareholders Agreement, the "JOINT VENTURE SHAREHOLDERS AGREEMENTS") in place of the Proposing Transferor.

         (f) EXERCISE. An option granted by SECTION 11.2(c) of this Agreement may be exercised only by the holder thereof and only by the delivery of a written notice of exercise to the Proposing Transferor prior to the expiration of the relevant option period.

         (g) WAIVER. The restrictions imposed by this ARTICLE XI may be waived in relation to any proposed transfer of a Member's Joint Venture Interest with the consent of all of the Members who would otherwise have been entitled to have such Joint Venture Interest offered to them in accordance herewith.

         (h) FAILURE TO TIMELY EXERCISE. Failure of a Member to exercise an option granted by SECTION 11.2(c) prior to the expiration of the option period shall be deemed to be a waiver of that option as of the date the option period expired. The waiver of an option granted by SECTION 11.2(c) will not constitute a waiver of any subsequent option granted by SECTION 11.2(c).

         (i) INTRA-GROUP TRANSFERS. Notwithstanding the foregoing, all, but not less than all, of a Member's Joint Venture Interest may be collectively transferred to any member of the Vitro 100% Group (in the case of Crisa) and to any member of the Libbey 100% Group (in the case of LGA4), but only (i) if the transferee is already a party to each of the Joint Venture Shareholders Agreements or shall have first agreed to adhere to and be bound by the provisions of each of the Joint Venture Shareholders Agreements by executing and delivering in favor of the other parties to each of the Joint Venture Shareholders Agreements an undertaking to the intent and with the effect that from the date of such undertaking, or, if later, the date of the transfer, the transferee shall become a party to each of the Joint Venture Shareholders Agreements, in place of the transferor, to the extent that the transferor ceases to hold shares in Vitrocrisa, VC Holding, and Newco Finance and an Interest in the Company as a result of such transfer; and (ii) on terms that the transferee shall re-transfer the relative Joint Venture Interest to a member of the Vitro 100% Group (in the case of Crisa) or to a member of the Libbey 100% Group (in the case of LGA4) on the same terms as set forth in this SECTION 11.2(i), prior to such transferee ceasing to be a member of the Vitro 100% Group or the Libbey 100% Group (as the case may be).

         (j) OPTION TO PARTICIPATE IN SALE. In lieu of exercising the option granted in SECTION 11.2(c), a Member may elect to participate in any sale by the Proposing Transferor contemplated by SECTION 11.2 at the Prescribed Price. Upon such election, the Member will be entitled to sell all, but not less than all, of its Joint Venture Interest. The election to participate in a sale must be in writing and must be delivered to the selling Member within thirty (30) days of receipt of the Transfer Notice. Failure to timely deliver a written election to participate in a sale within thirty (30) days of the Transfer Notice will constitute a waiver of such Member's right to participate in the sale.

                                   ARTICLE XII
                                   -----------

                                   Termination
                                   -----------

         Section 12.1 CAUSES OF TERMINATION. Except as otherwise provided in this Agreement, this Agreement shall terminate:

         (a)      upon the unanimous written consent of the Members;

         (b) if the Company is declared bankrupt, has a receiver appointed over all or substantially all of its assets, or is dissolved; or

         (c)      by decree of a court of competent jurisdiction.

         Section 12.2 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an event of default ("EVENT OF DEFAULT") hereunder on the part of the Member with respect to whom such event occurs (the "DEFAULTING PARTY") without any requirement of notice or passage of time except as specifically set forth in any such subparagraph:

         (a) the violation by a Member of any of the restrictions set forth in ARTICLE XI;

         (b) the institution by a Member, Libbey, or Vitro of a case or other proceeding in bankruptcy;

         (c) the institution against a Member, Libbey, or Vitro of a case or other proceeding in bankruptcy, which proceeding is not dismissed, stayed, or discharged within a period of sixty (60) days after the filing thereof;

         (d) a proposed plan of arrangement or other action by a Member's, Libbey's, or Vitro's creditors taken as a result of a general meeting of the creditors of a Member, Libbey, or Vitro, respectively, which arrangement or other action is not dismissed, stayed, or discharged within a period of sixty (60) days after such general meeting;

         (e) the appointment of a receiver, custodian, trustee, or like officer, to take possession of the assets of a Member, Libbey, or Vitro if the pendency of said receivership would reasonably tend to have a materially adverse effect upon the performance by the Member, Libbey, or Vitro, respectively, of its obligations under this Agreement, which receivership remains undischarged for a period of sixty (60) days from the date of its imposition;

         (f) attachment, execution, or other judicial seizure of all or any substantial part of a Member's, Libbey's, or Vitro's assets or of a Member's Interest, or any part thereof, such attachment, execution, or seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereof, if the occurrence of such attachment, execution, or other judicial seizure would reasonably tend to have a materially adverse effect upon the performance by the Member, Libbey, or Vitro, respectively, of its obligations under this Agreement; provided, however, that said attachment, execution, or seizure shall not constitute an Event of Default hereunder if the Member, Libbey, or Vitro, respectively, posts a bond sufficient to fully satisfy the amount of such claim or judgment within sixty (60) days after the levy thereof and the respective Member's, Libbey's, or Vitro's assets are thereby released from the lien of such attachment;

         (g) the occurrence of an Event of Default (as defined therein) under ARTICLE V of the Vitrocrisa Shareholders Agreement, the VC Holding Shareholders Agreement, or the Newco Finance Shareholders Agreement;

         (h) the occurrence of a Libbey Change of Control or a Vitro Change of Control (each as defined in SECTION 12.6); and

         (i) failure of a Member's Manager to vote for and use reasonable efforts to implement the Distribution Policy as set forth in EXHIBIT C hereto.

         Section 12.3 REMEDY ON DEFAULT. If an Event of Default is declared at any time by a Member pursuant to SECTION 12.2(h) with respect to a Libbey Change of Control or a Vitro Change of Control occurring on or before the third anniversary of this Agreement, then such Member may, in addition to any other remedy at law or in equity, invoke the provisions of SECTION 12.5. If an Event of Default is declared at any time by a Member pursuant to (a) SECTION 12.2(h) with respect to a Libbey Change of Control or a Vitro Change of Control occurring after the third anniversary of this Agreement or (b) any other provision of SECTION 12.2, then such Member may, in addition to any other remedy at law or in equity, invoke the provisions of SECTION 12.4.

         Section 12.4 BUY/SELL PROVISION. Within forty-five (45) days of an Event of Default, the non-defaulting party (the "OFFERING MEMBER") may deliver a written offer (the "OFFER") to purchase all, but not less than all, of the other Member's Joint Venture Interest at a cash purchase price (the "OFFER PRICE"), fully payable on or before sixty (60) days after notice of the Offer. Within thirty (30) days after receipt of the Offer, the other Member may notify the Offering Member in writing that it will either (a) sell to the Offering Member all, but not less than all, of its Joint Venture Interest at the Offer Price on or before the sixtieth day after receipt of the Offer or (b) buy from the Offering Member all, but not less than all, of the Offering Member's Joint Venture Interest at (A) if Crisa is the Offering Member, 51/49 of the Offer Price or (B) if LGA4 is the Offering Member, 49/51 of the Offer Price (the "ADJUSTED OFFER PRICE"), on or before the sixtieth day after receipt of the Offer. If the other Member fails to notify the Offering Member within the thirty
(30) day period that it will (a) sell all of its Joint Venture Interest to the Offering Member at the Offer Price or (b) buy all of the Joint Venture Interest from the Offering Member at the Adjusted Offer Price, then the Offering Member must purchase in cash all, but not less than all, of the other Member's Joint Venture Interest at the Offer Price, and the other Member must sell all, but not less than all, of its Joint Venture Interest at the Offer Price, on or before the sixtieth day after notice of the Offer. Failure by the non-defaulting party to deliver an Offer within forty-five (45) days of notice of an Event of Default shall constitute a waiver of such party's rights under this SECTION 12.4 with respect to the particular Event of Default.

         Section 12.5 DISPUTE RESOLUTION; PUT/CALL OPTION.

         (a) DISPUTE RESOLUTION. If an Event of Default is declared by a Member pursuant to SECTION 12.2(h) with respect to a Libbey Change of Control or a Vitro Change of Control occurring on or before the third anniversary of this Agreement, such Member shall promptly (but in no event later than thirty (30) days after such Member's knowledge of such Event of Default) send notice of such Event of Default to the other Member (the "DEFAULT NOTICE"). Upon receipt of the Default Notice, the alleged defaulting party will have thirty (30) days to cure such default. If the default is not cured within such thirty (30) day period or if the party receiving the Default Notice contests that a default has occurred, the chief executive officers of Libbey and Vitro (collectively, the "CEOS") shall meet within ninety (90) days of the expiration of the cure period in a good faith effort to resolve the Event of Default. If the Event of Default is not resolved within such ninety (90) day period, the CEOs may select an independent mediator and subject the dispute to non-binding mediation, which must take place within thirty (30) days of the expiration of such ninety (90) day period. If both CEOs do not consent to non-binding mediation or if the mediation fails to resolve the Event of Default, the Event of Default shall be submitted to binding arbitration to be conducted in accordance with the provisions of SECTION 15.9(b), (c), (d), and (e), the sole purpose of which is to decide whether a default exists and, if so, which Member is in default. The arbitrators will consider all issues currently in dispute between the Members and must certify their ruling in writing to each Member (the date of such certification is referred to herein as the "CERTIFICATION DATE"). If the arbitrators determine and certify that one Member is in default, then such Member shall have thirty (30) days from the Certification Date to cure the default. If the Event of Default is not cured within such thirty (30) day period, the non-defaulting party may invoke the provisions of SECTION 12.5(b). If the arbitrators cannot resolve which party has caused the Event of Default or determine that both Members have caused the Event of Default and so certify, then either of the Members may invoke the provisions of SECTION 12.4 within thirty (30) days of the Certification Date.

         (b)      PUT/CALL OPTION WITH PENALTY.

                  (i) PUT/CALL OPTION WITH PENALTY. If the arbitrators determine that Crisa or any member of the Vitro 100% Group is in default and such default shall not be cured within thirty (30) days of the Certification Date, then Libbey shall have the right to sell to Vitro, and Vitro shall be obligated to purchase from Libbey, all, but not less than all, of Libbey's Joint Venture Interest at forty-nine percent (49%) of the Joint Venture Value (as defined below) multiplied by one hundred twenty percent (120%) (the "PUT OPTION"). If the arbitrators determine that LGA4 or any member of the Libbey 100% Group is in default, then Vitro shall have the right to buy from Libbey, and Libbey shall be obligated to sell to Vitro, all, but not less than all, of Libbey's Joint Venture Interest at forty-nine percent (49%) of the Joint Venture Value (as defined below) multiplied by eighty percent (80%) (the "CALL Option"). The Put Option and the Call Option are collectively referred to herein as the "OPTION."

                  (ii) VALUATION OF THE JOINT VENTURE. If the party in default does not cure the Event of Default within thirty (30) days of the Certification Date, the non-defaulting party may request a valuation of the joint venture as a going concern, which will include a valuation of the combined businesses of Vitrocrisa, VC Holding, Newco Finance, and the Company (collectively, the "JOINT Venture"), within thirty (30) days of the expiration of the cure period. Within thirty (30) days of the date of such request, the CEOs will meet, and each CEO will select one investment banker, and the two selected investment bankers will then select a third investment banker, for the purpose of establishing a value for the Joint Venture as a going concern. Upon selection, each of the three investment bankers will independently determine the value for the Joint Venture as a going concern, the average of which will be deemed to be the joint venture value (the "JOINT VENTURE VALUE").

                  (iii) EXERCISING OPTION. The non-defaulting party may exercise the Option by giving the defaulting party written notice of its intent to exercise the Option within thirty (30) days of the date that the Joint Venture Value is determined by the investment bankers.

                  (iv) CLOSING OF OPTION. The closing of the Option will take place at a time and place mutually agreed upon by Libbey and Vitro; provided, however, that in no event will the closing take place more than sixty (60) days from the date of the notice of exercise set forth in SECTION 12.5(b)(iii).

                  (v) INVESTMENT BANKER FEES. Fees and expenses incurred in connection with the determination of the Joint Venture Value, including, without limitation, investment banker fees, will be paid by the party in default as certified by the arbitrators; provided, however, that all such fees and expenses will be paid by the non-defaulting party if the non-defaulting party fails to exercise the Option.

         Section 12.6 DEFINITION OF CHANGE OF CONTROL. In this ARTICLE XII, the following words shall bear the following meanings:

         (a) "LIBBEY CHANGE OF CONTROL" shall be deemed to have occurred when
(i) any person or entity, together with any group of controlled companies not in the Libbey 100% Group, acquires beneficial ownership, directly or indirectly, of shares of stock of Libbey entitling such person or entity to exercise more than 50% of the total voting power of all classes of stock of Libbey entitled to vote in elections of directors, or (ii) Libbey sells, leases or otherwise transfers all or substantially all of its assets to any person or entity not in the Libbey 100% Group.

         (b) "VITRO CHANGE OF CONTROL" shall be deemed to have occurred when (i) any person or entity, together with any group of controlled companies not in the Vitro 100% Group, acquires beneficial ownership, directly or indirectly, of shares of stock of Vitro entitling such person or entity to exercise more than 50% of the total voting power of all classes of stock of Vitro entitled to vote in elections of directors, or (ii) Vitro sells, leases or otherwise transfers all or substantially all of its assets to any person or entity not in the Vitro 100% Group.

                                  ARTICLE XIII
                                  ------------

                              Deadlock and Impasse
                              --------------------

         Section 13.1 DEADLOCK. A "DEADLOCK EVENT" shall be deemed to occur at such time as a Member (the "NOTIFYING MEMBER") delivers to the other Member a notification in writing (the "DEADLOCK NOTICE") stating that, in the opinion of the Notifying Member, (a) the other Member's CEO failed to meet with the Notifying Member's CEO to resolve a controversy or claim regarding a business or operational decision customarily exercised by the management of entities similar to the Company within the time limits set forth in SECTION 15.9(a), (b) the other Member has, or the other Member's Managers have, deliberately prevented the occurrence of a quorum as set forth in SECTION 5.2 or SECTION 6.5, respectively, or (c) the Members or the Managers are unable to reach agreement on any of the actions set forth in SECTION 5.1(a) or SECTION 6.4, respectively, and setting out the reasons therefor, and there is no resolution or agreement that has been approved by both Members (which approval may be given or withheld, or made subject to such conditions, as are determined by the Members in their respective sole and absolute discretion) within seven (7) days after delivery of the Deadlock Notice. A Deadlock Event shall be resolved in accordance with the provisions of this ARTICLE XIII.

         Section 13.2 RESOLUTION OF DEADLOCK. In the event of a Deadlock Event, either Member may deliver notice of a meeting of the Members (an "EMERGENCY NOTICE") to the other Member, and they shall immediately meet at a time and place mutually agreed upon or, if no time and place is agreeable, at the Company's principal place of business at 10:00 a.m. on the fifteenth (15th) day after the date of such Emergency Notice. Notwithstanding anything in this Agreement to the contrary, if either Member does not attend such meeting, either Member may immediately invoke the provisions of SECTION 13.4.

         Section 13.3 DECLARATION OF IMPASSE. If, at the meeting contemplated in
SECTION 13.2, the Members are unable to agree on a course of action to address the reason for the meeting, any Member may declare an impasse ("IMPASSE") by giving written notice to the other Member (an "IMPASSE NOTICE"). Within twenty
(20) days after receipt of such Impasse Notice, the CEOs shall meet in a good faith effort to reach accords that will end the Impasse. If a decision is not made by common accord that ends the Impasse within thirty (30) days after the date that the CEOs meet, either Member may declare a final Impasse ("FINAL IMPASSE") by written notice to the other Member. Notwithstanding anything in this Agreement to the contrary, if either CEO refuses to meet with the other CEO, either Member may immediately invoke the provisions of SECTION 13.4.

         Section 13.4 FINAL IMPASSE. Within forty-five (45) days of notice of Final Impasse (or pursuant to the provisions of SECTIONS 13.2 or 13.3), either Member (the "OFFERING MEMBER") may deliver a written Offer to purchase all, but not less than all, of the Joint Venture Interest held by the other Member at a cash Offer Price, fully payable on or before sixty (60) days after notice of the Offer. Within thirty (30) days after receipt of the Offer, the other Member may notify the Offering Member in writing that it will either (a) sell to the Offering Member all, but not less than all, of its Joint Venture Interest at the Offer Price on or before the sixtieth day after receipt of the Offer or (b) buy from the Offering Member all, but not less than all, of the Offering Member's Joint Venture Interest at the Adjusted Offer Price on or before the sixtieth day after receipt of the Offer. If the other Member fails to notify the Offering Member within the thirty (30) day period that it will (a) sell all of its Joint Venture Interest to the Offering Member at the Offer Price or (b) buy all of the Joint Venture Interest from the Offering Member at the Adjusted Offer Price, then the Offering Member must purchase in cash all, but not less than all, of the other Member's Joint Venture Interest at the Offer Price, and the other Member must sell all, but not less than all, of its Joint Venture Interest at the Offer Price, on or before the sixtieth day after notice of the Offer. Failure by either Member to deliver an Offer within forty-five (45) days of notice of a Final Impasse shall constitute a waiver of each Member's rights under this SECTION 13.4 with respect to the particular Final Impasse.

                                   ARTICLE XIV
                                   -----------

                            Annual Operating Budgets
                            ------------------------

         Section 14.1 SUBMISSION OF ANNUAL OPERATING BUDGET. At least forty-five
(45) days prior to the end of the calendar year beginning with November 16, 1997, the Chief Financial Officer of the Company (the "CFO") shall prepare a report on the Company's working capital requirements and operating budget for the next succeeding calendar year, which will substantially contain an estimate or projection of (a) working capital requirements, including a breakout of accounts receivable, inventory, and accounts payable, (b) sources of revenue (by geographic area, ware type, trade areas, or established areas of distribution),
(c) the cost of goods sold, (d) selling, general, and administrative expense detail, (e) interest expense, (f) an income statement, balance sheet, and statement of cash flows, all on a quarterly basis, (g) funding requirements, capital expenditures, and repairs and maintenance expense, (h) manufacturing objectives, including yield objectives by ware type and planned capacity, (i) distribution objectives, (j) information technology objectives, (k) engineering objectives, (l) sales plan, (m) marketing plan, including marketing programs,
(n) finance goals, (o) general administrative goals, and (p) all expenditures proposed to be undertaken by the Company for such year (the "PROPOSED BUDGET"). Upon preparation of the Proposed Budget, the CFO shall promptly submit the Proposed Budget to the Managers for consideration.

         Section 14.2 APPROVAL OF ANNUAL OPERATING BUDGET. Promptly after receipt of the Proposed Budget, but in any event not less than thirty (30) days prior to the end of the calendar year, the Managers shall meet to review the Proposed Budget. Upon such review, the Managers will vote on the Proposed Budget. If the Proposed Budget is approved by Extraordinary Managers Action, the Proposed Budget shall become the Company's operating budget for the next succeeding calendar year. If the Proposed Budget is not approved by Extraordinary Managers Action, the CFO will revise the Proposed Budget as soon as possible and resubmit it to the Managers for consideration by Extraordinary Managers Action. The operating budget for the previous calendar year shall continue to govern the operations of the Company (but revised to the extent the Members agree) until such time as a Proposed Budget is approved by the Managers by Extraordinary Managers Action.

                                   ARTICLE XV
                                   ----------

                                  Miscellaneous
                                  -------------

         Section 15.1 NOTICES. All notices, demands, requests, and other communications given hereunder shall be made in writing in English and shall be delivered in person or by courier or overnight delivery service (delivery charge prepaid) or telecopy (provided that the telecopy is confirmed by notice by certified mail, courier, or overnight delivery service). Any notice, demand, request, or other communication shall be effective only if and when it is received by the addressee. For the purposes of the foregoing, the addresses and telecopier numbers of the parties are as follows:

         If to the Company, such notices shall be addressed to:

                  Crisa Industrial, L.L.C.
                  1600 Justo Penn Road
                  Laredo, Texas  78041
                  Attn: Business Manager               Fax No. (956) 718-0030

         or to any subsequent address of which the Company may notify the other parties.

         If to LGA4 or to Libbey, such notices shall be addressed to:

                  Libbey Inc.
                  300 Madison Avenue
                  Toledo, Ohio  43604
                  USA
                  Attn: General Counsel           Fax No. (419) 325-2585

         or to any subsequent address of which LGA4 or Libbey may notify the other parties.

         If to Crisa, such notices shall be addressed to:

                  Crisa Corporation
                  6500 Greenville Avenue
                  Dallas, Texas  75206
                  Attn: Roberto Garcia            Fax No. (214) 346-1654

         or to any subsequent address of which Crisa may notify the other parties.

         If to Vitro, such notices shall be addressed to:

                  Vitro Corporativo, S.A. de C.V.
                  Av. del Roble 660
                  Col. Valle del Campestre
                  Garza Garcia, N.L.
                  Mexico  66225
                  Attn:  Director Juridico Internacional  Fax No. (528) 329-1372

         or to any subsequent address of which Vitro may notify the other parties.

Any party may change its address or telecopier number for the purposes hereof by giving notice thereof to the other parties in the manner provided herein.

         Section 15.2 CUMULATIVE REMEDIES. The rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

         Section 15.3 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, legal representatives, and assigns.

         Section 15.4 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         Section 15.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         Section 15.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties related to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.

         Section 15.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without giving effect to any conflicts-of-law rule or principle that might require the application of the laws of another jurisdiction.

         Section 15.8 NO PARTNERSHIP INTENDED FOR NON-TAX PURPOSES. The Members have formed the Company under the Delaware Act and expressly do not intend hereby to form a partnership under either the State Uniform Partnership Act nor the State Uniform Limited Partnership Act. The Members do not intend to be partners one to another or partners as to any third party. To the extent any Member, by work or action, represents to another person that any other Member is a partner or that the Company is a partnership, the Member making such wrongful representation shall be liable to any other Member who incurs liability by reason of such wrongful representation.

         Section 15.9 DISPUTE RESOLUTION.

                  (a) The Members shall exert good faith efforts to promptly resolve any controversy or claim arising out of or related to this Agreement or the breach thereof within fifteen (15) days of receipt of notice by one Member from another Member that such a controversy or claim exists. If the Members fail to resolve such controversy or claim within such fifteen (15) day period, they shall, unless otherwise provided in this Agreement, give notice in writing to the CEOs, who will meet within fifteen (15) days of receipt of such notice at a mutually acceptable time and place to attempt to resolve any such controversy or claim. In the event the CEOs fail to meet or to resolve the controversy or claim within such fifteen (15) day period, the controversy or claim (other than business and operational decisions customarily exercised by management in entities similar to the Company) shall be settled by arbitration in accordance with the then existing International Arbitration Rules of the American Arbitration Association (hereinafter "AAA"), which shall commence upon one Member providing the other Member with a written demand for arbitration (the "DEMAND FOR ARBITRATION").

                  (b) The arbitral tribunal shall be composed of three arbitrators, and LGA4 and Crisa shall each appoint one arbitrator. If LGA4 or Crisa fails to appoint an arbitrator within thirty (30) days after the date the claimant's Demand for Arbitration is communicated to the other Member (hereinafter the "NOTIFICATION Date"), the AAA shall make such appointment. The two arbitrators thus appointed shall attempt to agree upon the appointment of a third arbitrator to serve as chairman of the arbitral tribunal. If said two arbitrators fail to agree upon the appointment of such third arbitrator within sixty (60) days after the Notification Date, the AAA shall make such appointment. The place of arbitration shall be Dallas, Texas, United States of America. The arbitral proceeding shall be conducted in the English language.

                  (c) To the extent that they may validly so agree, the Members hereby exclude any right of appeal to any court in connection with the arbitral award. Judgment upon the arbitral award may be entered in any court having jurisdiction thereof or having jurisdiction over any Member or any Member's assets.

                  (d) The validity of this SECTION 15.9 shall be governed by the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards or the Inter-American Convention on International Commercial Arbitration, to which Mexico and the United States of America have adhered.

                  (e) All costs of arbitration and enforcement thereof, including reasonable attorneys' fees and court costs, costs of expert witnesses, transportation, lodging, and meal costs of the Members and witnesses, costs of transcript preparation, and other reasonable and necessary direct and incidental costs shall be apportioned to one or more of the Members by a majority of the arbitrators as they deem appropriate. In the event any Member commences legal proceedings to enforce the arbitral award, the expense of such litigation (including reasonable attorneys' fees and costs of court) shall be borne by the Member not prevailing therein.

                  (f) This SECTION 15.9 will not apply to any matter that is to be resolved pursuant to ARTICLE XII or pursuant to ARTICLE XIII.

         Section 15.10 AMENDMENTS. Except as otherwise provided in this Agreement, this Agreement may be amended by, and only by, a written instrument executed by all the Members; provided, however, that no amendment shall be made, and any such purported amendment shall be void and ineffective, to the extent the result thereof would be to cause the Company to be treated as anything other than a partnership for purposes of United States income taxation.

         Section 15.11 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

         Section 15.12 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

         Section 15.13 HEADINGS. The article and section headings contained in this Agreement are inserted for convenience only and are not part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 15.14 CONFIDENTIALITY.

                  (a) Each Member shall use best efforts to maintain in confidence and protect the confidentiality of all Confidential Information and shall not disclose any Confidential Information to any third party not affiliated with a Member without the prior written consent of the other Member, provided that each Member shall be entitled to use the Confidential Information for any and all lawful purposes relating to its business, operations, and activities, including the financing and auditing thereof. For purposes of this Agreement "CONFIDENTIAL INFORMATION" shall mean all confidential or proprietary information of the Company relating to its business or operations or of a Member that is provided for or in connection with the business or operations of the Company, which is provided to a Member or any of their respective Representatives (as defined below) by the Company or by any other Member or any of its Representatives and identified as confidential or proprietary as required by SECTION 15.14(f); provided, however, that the term shall not include (i) information known to the recipient prior to receipt thereof from the other Member or from the Company in connection with this Agreement, (ii) information which, at the time of disclosure hereunder, is already in the public domain,
(iii) information which, after disclosure hereunder, becomes part of the public domain by publication or otherwise through no fault of the recipient, (iv) information obtained by a recipient from a third party (not Affiliated with a Member) in lawful possession of such information which is not under a confidentiality obligation to the Person (as defined below) from whom such information originated, or (v) information that is independently developed without the benefit of the Confidential Information.

                  (b) Notwithstanding the provisions of SECTION 15.14(a), each Member may disclose Confidential Information to its or its Affiliates' respective Representatives, provided that (a) such Representative has a need to receive such Confidential Information to perform its duties, (b) the disclosing Member advises such Representative of the confidential nature of the disclosed Confidential Information, and (c) the disclosing Member uses all reasonable efforts to cause such Representative to protect and maintain the confidentiality of the disclosed Confidential Information as provided herein.

                  (c) Notwithstanding the provisions of SECTION 15.14(a), each Member may disclose Confidential Information (i) in connection with reports of earnings of a Member, (ii) to the extent, in the opinion of such Member's legal counsel, required by the laws applicable to such Member, including without limitation, all securities laws, or (iii) in cases involving dispute resolution under the procedures set forth in SECTION 15.9.

                  (d) The following terms shall have the meanings given them below:

                      "REPRESENTATIVES" shall mean, with respect to any Person, such Person's owners, stockholders, partners, directors, officers, employees, agents, consultants, advisors (including, without limitation, auditors, engineers, financial analysts, financial managers and attorneys), and lenders;

                      "PERSON" shall mean any natural person, any corporation, partnership, limited liability company, trust or other entity, and any governmental or judicial authority, body or entity;

                      "AFFILIATE" shall mean, with respect to any Person, the following: (i) any other Person that directly, or indirectly through one or more intermediaries, controls such Person, (ii) any other Person that is controlled by or is under common control with such Person, or (iii) any subsidiary of such Person.

                  (e) The obligations of the Members under this SECTION 15.14 shall survive the expiration or termination of this Agreement to the maximum extent permitted by applicable law.

                  (f) To be Confidential Information, all information disclosed in tangible form shall be conspicuously marked confidential or proprietary at the time of initial disclosure to the recipient and information conveyed orally shall be identified as confidential or proprietary at the time of initial disclosure to the recipient and summarized in writing, conspicuously marked confidential or proprietary and given to the recipient within thirty days after the initial disclosure. Information not so identified will not be deemed to be Confidential Information.

                  (g) In the event any Member is requested or required (by deposition, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or similar process), in connection with any proceeding, to disclose any Confidential Information, the Member that is requested or required will give the Company and the other Member written notice of such request or requirement so that the Member receiving the notice or the Company may seek an appropriate protective order or other remedy. In the event such protective order or other remedy is not obtained in a timely manner, the Member to whom such request or requirement is directed will furnish only that portion of the Confidential Information that, in the opinion of counsel to such Member, is legally required to be disclosed and, upon the request of the other Member or the Company, use its best efforts to obtain assurances that confidential treatment will be accorded to such information.

         Section 15.15 VITRO UNDERTAKING. Vitro agrees to do such things and take such actions so as to enable Crisa to fulfill its obligations under this Agreement.

         Section 15.16 LIBBEY UNDERTAKING. Libbey agrees to do such things and take such actions so as to enable LGA4 to fulfill its obligations under this Agreement.

             [The remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.


                                     CRISA INDUSTRIAL, L.L.C.,
                                     a Delaware limited liability company

                                     By: /s/ Roberto B. Rubio
                                        ----------------------------------------------
                                     Name: Roberto B. Rubio
                                          --------------------------------------------
                                     Title: President
                                           -------------------------------------------

                                     CRISA CORPORATION,
                                     a Texas corporation

                                     By: /s/ Roberto B. Rubio
                                        ----------------------------------------------
                                     Name: Roberto B. Rubio
                                          --------------------------------------------
                                     Title: President
                                           -------------------------------------------

                                     VITRO, S.A.,
                                     a sociedad anonima organized under the laws of the United Mexican States

                                     By: /s/ Claudio Del Ville
                                        ----------------------------------------------
                                     Name: Claudio Del Ville
                                          --------------------------------------------
                                     Title: Attorney in Fact
                                           -------------------------------------------

                                     LGA4 CORP.,
                                     a Delaware corporation

                                     By: /s/ A. H. Smith
                                        ----------------------------------------------
                                     Name: A. H. Smith
                                          --------------------------------------------
                                     Title: Vice President
                                           -------------------------------------------

                                     LIBBEY INC.,
                                     a Delaware corporation

                                     By: /s/ A. H. Smith
                                        ----------------------------------------------
                                     Name: A. H. Smith
                                          --------------------------------------------
                                     Title: Vice President
                                           -------------------------------------------